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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 2002, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-85214) and related Prospectus of Axcelis Technologies, Inc. for the registration of $125,000,000 principal amount of Axcelis Technologies, Inc.'s 4 1/4% Convertible Subordinated Notes Due January 15, 2007 and 6,250,000 shares of Axcelis Technologies, Inc. common stock.

                                            /s/ Ernst & Young LLP

Boston, Massachusetts
May 16, 2002